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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Michael Anthony Jewelers, Inc.
Mount Vernon, New York

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 9, 1999 (April 14, 1999 as to the Asset Purchase Agreement with Eurospark Industries, Inc.), appearing in the Annual Report on Form 10-K of Michael Anthony Jewelers, Inc. for the year ended January 27, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP


February 19, 2002
Parsippany, New Jersey















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